                                                                     EXHIBIT 4.1

                           INVESTOR'S RIGHTS AGREEMENT

          THIS INVESTOR'S RIGHTS AGREEMENT (this "Agreement"), dated as of May
                                                  ---------
21, 2002, between REDBACK NETWORKS INC., a Delaware corporation (the "Company"),
                                                                      -------
and NOKIA FINANCE INTERNATIONAL BV, a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), organized under the laws of The Netherlands (the "Investor"), and a subsidiary of Nokia Corporation, a
                         --------
Finnish corporation.

                                    RECITALS

          WHEREAS, the Company and the Investor are parties to the Common Stock and Warrant Purchase Agreement, dated as of May 21, 2002 (as the same may be amended from time to time, the "Purchase Agreement");
                                ------------------

          WHEREAS, in order to induce the Company to approve the issuance of common stock, par value $0.0001 per share, of the Company (the "Common Stock"),
                                                                ------------
and to induce the Investor to invest funds in the Company pursuant to the Purchase Agreement, the Investor and the Company hereby agree to enter into this Agreement which shall set forth the rights of the Investor to cause the Company to register shares of Common Stock issued or issuable to the Investor under the Purchase Agreement and certain other matters as set forth herein;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Investor hereby agree as follows:

1. Definitions. Unless otherwise defined herein, the terms below shall have the following meanings (such meanings being equally applicable to both the singular and plural form of the terms defined). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

     (a)  "13D Group" means any group of persons formed for the purpose of
           ---------
acquiring, holding, voting or disposing of Voting Stock which would be required under Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, to file a statement on Schedule 13D (a "Schedule 13D")
                                                                ------------
pursuant to Rule 13d-1(a) of the rules and regulations promulgated under the Exchange Act or a Schedule 13G pursuant to Rule 13d-1(c) of the rules and regulations promulgated under the Exchange Act with the SEC as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned Voting Stock representing more than 5% of any class of Voting Stock then outstanding.

     (b)  "Affiliate" means, with respect to any specified Person, any Person
           ---------
that directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.

     (c)  "Business Day" shall mean any day that is not a Saturday, a Sunday or
           ------------
a day on which commercial banks are required or permitted by law to be closed in San Jose, California or Helsinki, Finland and any days not referred to as Business Days shall be calendar days.




* Confidential treatment has been requested for the omitted portions of this agreement, which request has been filed separately with the Securities and Exchange Commission.

     (d) "Calculated Percentage" shall mean the Investor's percentage of
          ---------------------
ownership of the outstanding Common Stock determined by dividing (i) the number of shares of Common Stock held by the Investor on the determination date by (ii) the number of shares of Common Stock outstanding on the determination date, excluding the Excluded Securities (as defined below) with respect to which the Investor did not exercise its rights to purchase shares of Common Stock pursuant to Section 8(b).

     (e) "Change of Control Transaction" means any of the following: (i) any
          -----------------------------
sale, lease, exchange, transfer or other disposition of all or substantially all of the assets of the Company; or (ii) any consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; or (iii) any transaction as a result of which
(A) any person or entity that is a strategic investor either (1) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing greater than 50% of the total voting power represented by the Company's then outstanding voting securities or (2) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing greater than 35% of the total voting power represented by the Company's then outstanding voting securities and obtains the voting power or right to designate a majority of the members on the Board of Directors of the Company (the "Company Board") after such transaction is consummated or (B) any
              -------------
person or entity that is a financial investor becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing greater than 50% of the total voting power represented by the Company's then outstanding voting securities and obtains the voting power or right to designate a majority of the members on the Company Board after such transaction is consummated.

     (f) "Commercial Agreements" has the meaning set forth in the Purchase
          ---------------------
Agreement.

     (g) "Control" (including the terms "Controlled by" and "under common
          -------                        -------------       ------------
control with", but excluding the terms "Change of Control Transaction" and
------------
"Change of Control Notice") means, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

     (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended,
          ------------
and the rules and regulations promulgated thereunder.


     (i) "Excluded Securities" means (A) securities issued (or options or
          -------------------
warrants therefor) to employees, directors, consultants, suppliers, customers or other business partners for the primary purpose of soliciting or retaining their services, (B) securities issued pursuant to the conversion or exercise of convertible or exercisable securities, (C) securities issued in connection with a bona fide strategic investment by or business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, or (D) securities issued pursuant to equipment leases or secured debt financings.

     (j) "Form S-3" means such form under the Securities Act as in effect on the
          --------
date hereof, any successor registration form or any other registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

     (k) "Holder" means the Investor and any other person owning or having the
          ------
right to acquire Registrable Securities or any assignee thereof in accordance with Section 2.11 hereof.

     (l) "Holder Affiliate" has the meaning set forth in Section 2.9.
          ----------------

     (m) "Investor Controlled Person" shall mean any person over whom the
          --------------------------
Investor exercises or has the right or ability to exercise, directly or indirectly, Control.

     (n) "NASD" means the National Association of Securities Dealers, Inc., or
          ----
any successor entity thereof.

     (o) "Person" means any individual, partnership, firm, corporation,
          ------
association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

     (p) "register," "registered," and "registration" refer to a registration
          --------    ----------        ------------
effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

     (q) "Registrable Securities" means (i) the shares of the Common Stock
          ----------------------
originally issued under the Purchase Agreement, (ii) any shares of the Common Stock issued upon exercise of the Warrant (as defined in the Purchase Agreement), (iii) any shares of Common Stock purchased by the Investor pursuant to its pre-emptive rights under Section 3 or its rights to purchase shares of Common Stock under Section 8(b) and (c), and (iv) any Common Stock of the Company issuable or issued or distributed in respect of any of the Common Stock identified in clauses (i), (ii) or (iii), by way of stock dividend, stock split or in connection with a combination of shares, recapitalization or reorganization. For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective Registration Statement.

     (r) "Registration Statement" shall mean the Demand Registration Statement,
          ----------------------
the Piggy-Back Registration Statement and/or the Shelf Registration Statement (each as defined in Section 2), as the case may be.

     (s) "Rule 144" means Rule 144 promulgated under the Securities Act.
          --------

     (t)  "Sale" means any sale, assignment, transfer, distribution or other
           ----
disposition thereof or of a participation therein, or other conveyance of legal or beneficial interest therein, whether voluntary or by operation of law.

     (u)  "SEC" mean the Securities and Exchange Commission.
           ---

     (v)  "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations promulgated thereunder.

     (w)  "Selling Expenses" mean underwriting commissions, broker fees and
           ----------------
counsel fees for the selling Holder or Holders.

     (x)  "Standstill Period" shall mean the period beginning on the date hereof
           -----------------
and ending on the later of the third anniversary of the Closing and six months after such time as the Calculated Percentage of the Investor and the Holder Affiliates ceases to be at least 5%.

     (y)  "Subsidiary" of any Person means any corporation, partnership, limited
           ----------
liability company, joint venture, association or other legal entity of which such Person (either alone or together with any other Subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     (z)  "Termination Event" means any of the following events:
           -----------------

          (i) the Calculated Percentage of the Investor and the Holder Affiliates shall cease to be at least 5%; or

          (ii) the Investor or an Affiliate of the Investor shall have acquired Control of an entity, or substantially all of the assets of an entity, or shall have entered into a distribution agreement with an entity, in each case with the purpose of selling to customers or potential customers of the Company products or services of the kind sold by the Company ("Competitive
                                                                    -----------
     Products") and, after consultation with the Investor, the Board of
     --------
     Directors of the Company shall have determined, in its good faith judgment, that such action is materially adverse to the Company; provided, however,
                                                            --------  -------
     that distribution by the Investor or its Affiliates of a small volume of Competitive Products outside North America for the purpose of meeting unique local requirements shall not be deemed to be materially adverse to the Company;

          (iii) the Company shall have terminated the Commercial Agreements or Amendment 6 to the System Integrator Agreement, dated the date hereof, between the Company and Nokia Corporation ("Amendment 6") in accordance with the terms thereof, as a result of a breach by Investor that was not cured in accordance with the applicable Commercial Agreement or Amendment 6; or

          (iv) Investor fails to purchase the minimum levels of Internal Use Equipment as set forth in the Commercial Agreement or Amendment 6 or Investor's purchases fail to represent [*] and, after Investor has had an opportunity to consult with the Company, the Board of Directors of the Company shall have determined, in its good faith judgment, that notwithstanding any technology cooperation projects with Investor, it is no longer in the Company's best interest to have Investor's representative as a member of the Company's Board of Directors.

     (aa) "Voting Stock" shall mean shares of Common Stock and any other
           ------------
securities of the Company or its successor having the power to vote in the election of members of the Company Board or the board of directors of its successor.

     (bb) "Warrant" shall have the meaning set forth in the Purchase Agreement.
           -------

* Confidential treatment has been requested for the omitted portions of this agreement, which request has been filed separately with the Securities and Exchange Commission.

2.   Registration Rights.

     2.1 Demand Registration. (a) (a) After receipt of a written request from the Holder requesting that the Company effect a registration (a "Demand
                                                                 ------
Registration") under the Securities Act covering all or part of the Registrable
------------
Securities held by such Holder which specifies the intended method or methods of disposition thereof, the Company shall, as expeditiously as is possible, but in any event no later than 60 days (or 30 days if the Company is eligible to use Form S-3) after receipt of a written request for a Demand Registration, file with the SEC and use its reasonable best efforts to cause to be declared effective as soon as reasonably practicable, a registration statement (a "Demand
                                                                          ------
Registration Statement") relating to all shares of Registrable Securities which
----------------------
the Company has been so requested to register by the Holder for sale, to the extent required to permit the disposition (in accordance with the intended method or methods thereof, as aforesaid) of the Registrable Securities so registered; provided, however, that the aggregate value, net of underwriting
            --------  -------
discounts and commissions, of the Registrable Securities requested to be registered be at least $5,000,000, based on the closing trading price of the Common Stock on the date the demand to file such Demand Registration Statement is received by the Company.

     (b) If the Holder requests that the offering be underwritten with a managing underwriter selected in the manner set forth in Section 2.10 below and such managing underwriter of such Demand Registration advises the Company in writing that, in its opinion, the number of securities requested to be included in such offering is greater than the total number of securities which can be sold therein without having a material adverse effect on the distribution of such securities or otherwise having a material adverse effect on the marketability or pricing thereof (the "Maximum Number of Securities"), then the
                                       ----------------------------
Company shall include in such Demand Registration the Registrable Securities that the Holder has requested to be registered thereunder only to the extent the number of such Registrable Securities does not exceed the Maximum Number of Securities. If the amount of such Registrable Securities does not exceed the Maximum Number of Securities, the Company may include in such Registration any other securities of the Company and other securities held by other security holders of the Company, as the Company may in its discretion determine or be obligated to allow, in an amount which together with the Registrable Securities included in such Demand Registration shall not exceed the Maximum Number of Securities. In such event, the right of the Company or any other security holder of the Company to include its Common Stock in such registration shall be conditioned upon such party's participation in such underwriting and the inclusion of such party's Common Stock in the underwriting to the extent provided herein.

     (c) If the Company is eligible to use Form S-3, any Demand Registration Statement may be required by the Holder to be in an appropriate form under the Securities Act (a "Shelf Registration Statement") relating to any or all of the
                   ----------------------------
Registrable Securities in accordance with the methods and distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (the "Shelf Registration"). Any such demand to file a Shelf Registration Statement
 ------------------
shall require the use of one Demand Registration request and shall be subject to the terms of Section 2.1(a).

The Holder shall be entitled to an aggregate of two registrations of Registrable Securities pursuant to this Section 2.1; provided, that a registration requested
                                         --------
pursuant to this

Section 2.1 shall not be deemed to have been effected for purposes of this
Section 2.1(d) unless (i) it has been declared effective by the Commission, (ii) it has remained effective for the period set forth in Section 2.4(a), and (iii) the offering of Registrable Securities pursuant to such registration is not subject to any stop order, injunction or other order or requirement of the SEC (other than any such stop order, injunction, or other requirement of the SEC prompted by act or omission of the Holder).

     (e) The Company shall not be required to effect a registration pursuant to this Section 2.1:

          (i) prior to the date which is the six month anniversary of the date of the Closing (as defined in the Purchase Agreement); or

          (ii) on or after the date that, pursuant to a written opinion of counsel for the Company, all the Common Stock held by the Investor as a result of the Initial Investment (as defined in the Purchase Agreement) and any exercise of the Warrant (as defined in the Purchase Agreement) can be sold pursuant to Rule 144 in any three month period (such date being the "144 Sale Date"); or
      -------------

          (iii) during the period starting with the date 45 days prior to the Company's estimated date of filing of, and ending on the date 90 days immediately following the effective date of, any registration statement pertaining to an underwritten public offering of newly issued securities of the Company with respect to which the Holder has the right to request inclusion of Registrable Securities pursuant to Section 2.2, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration to become effective.

     2.2  Piggy-Back Registration.

     (a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holder) any of its stock or other securities under the Securities Act in connection with the public offering of such securities on any form (other than a registration statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) (a "Piggy-Back
                                                         ----------
Registration"), it will promptly (and in any case at least 20 days before the
------------
initial filing with the SEC of such piggy-back registration statement (the "Piggy-Back Registration Statement")) give written notice to each Holder in
 ---------------------------------
accordance with Section 11.5, which notice shall set forth the intended method of disposition of the securities proposed to be registered by the Company. The notice shall offer to include in such filing the aggregate number of shares of Registrable Securities as the Holder may request. If the Holder desires to have its Registrable Securities registered under this Section 2.2, such Holder shall advise the Company in writing in accordance with Section 11.5 within 20 days after the date of receipt of such offer from the Company, setting forth the amount of such Registrable Securities for which registration is requested. The Company shall thereupon include in such filing the number or amount of Registrable Securities for which registration is so requested, subject to provisions of Section 2.2(c) below, and shall use its reasonable best efforts to effect registration of such Registrable

Securities under the Securities Act; provided, however, that the Company shall
                                     --------  -------
not be obligated to include any Registrable Securities in any such registration, qualification or compliance, pursuant to this Section 2.2 (i) prior to the date which is the six month anniversary of the date of the Closing (as defined in the Purchase Agreement) or (ii) after the 144 Sale Date.

     (b) The Company shall have the right to terminate or withdraw any Piggy-Back Registration initiated by it under this Section 2.2 prior to the effectiveness of such Piggy-Back Registration whether or not the Holder has elected to include securities in such Piggy-Back Registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with
Section 2.6 hereof.

     (c) If the Piggy-Back Registration relates to an underwritten public offering and the managing underwriter of such proposed public offering advises in writing that, in its opinion, the amount of Registrable Securities requested to be included in the Piggy-Back Registration in addition to the securities being registered by the Company would be greater than the Maximum Number of Securities (having the same meaning as defined in Section 2.1 but replacing the term "Demand Registration" with "Piggy-Back Registration"), then, in the event that the Company initiated the Piggy-Back Registration, the Company shall include in such Piggy-Back Registration first, the securities the Company
                                        -----
proposes to register and second, the securities of all other selling security
                         ------
holders, including the Holder, to be included in such Piggy-Back Registration in an amount which together with the securities the Company proposes to register, shall not exceed the Maximum Number of Securities, such amount to be allocated among such selling security holders on a pro rata basis (based on the number of securities of the Company held by each such selling security holder).

     2.3 Blackout Periods. The Company shall have the right to delay the filing or effectiveness of a Registration Statement required pursuant to Section 2.1 hereof, or to suspend trading under any effective Shelf Registration Statement, during no more than two periods aggregating to not more than 90 days in any twelve-month period (a "Blackout Period") in the event that (i) the Company
                        ---------------
would, in accordance with the advice of its counsel, be required to disclose in the prospectus information not otherwise then required by law to be publicly disclosed and (ii) in the reasonable judgment of the Company Board, there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with the registration, would adversely affect or interfere with any financing, acquisition, merger, disposition of assets (not in the ordinary course of business), corporate reorganization or other similar transaction involving the Company or would be reasonably likely to be seriously detrimental to the interests of the Company and its stockholders; provided, however, that
                                                      --------  -------
the Company shall delay during such Blackout Period the filing or effectiveness of any Registration Statement required pursuant to the registration rights of the holders of any securities of the Company. The Company shall promptly give the Holders written notice of such determination.

     2.4 Obligations of the Company. Whenever required under Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

     (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement promptly to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to 180 days or, if earlier, until the distribution contemplated in the Registration Statement has been completed. The Company shall not be deemed to have used its reasonable best efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in the Holder not being able to sell such Registrable Securities during that period, unless such action is required under applicable law or is permitted pursuant to Section 2.3;

     (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such Registration Statement as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement for a period of up to 180 days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

     (c) furnish to such selling security holders such number of conformed copies of the applicable Registration Statement and each such amendment and supplement thereto (including in each case all exhibits), and of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling security holders may reasonably request;

     (d) use its reasonable best efforts to register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as the Holder shall reasonably request, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by the Holder (provided, however, that the Company shall not be required in connection
        --------  -------
therewith or as a condition thereto to qualify to do business, subject itself to taxation in or to file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this paragraph (d) be obligated to do so; and provided, further, that the Company shall not be
                           --------  -------
required to qualify such Registrable Securities in any jurisdiction in which the securities regulatory authority requires that the Holder submit any shares of its Registrable Securities to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell Registrable Securities in such jurisdiction unless the Holder agrees to do so), and do such other reasonable acts and things as may be required of it to enable the Holder to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement;

     (e) furnish, at the request of the Holder, if the method of distribution is by means of an underwriting, on the date that the shares of Registrable Securities are delivered to the underwriters for sale pursuant to such registration, or if such Registrable Securities are not being sold through underwriters, on the date that the registration statement with respect to such shares of Registrable Securities becomes effective, (1) a signed opinion, dated such date, of the independent legal counsel representing the Company for the purpose of such registration, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holder, as to such matters as such underwriters or the Holder, as the case may be, may reasonably request; and (2) letters dated such date and the date the offering is priced from the independent certified public accountants of the Company, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holder and, if such accountants refuse to deliver such letters to the Holder, then to the Company (i) stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the Registration Statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and (ii) covering such other financial matters (including information as to the period ending not more than five business days prior to the date of such letters) with respect to the registration in respect of which such letter is being given as such underwriters or the Holder, as the case may be, may reasonably request and as would be customary in such a transaction;

     (f) enter into customary agreements (including if the method of distribution is by means of an underwriting, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

     (g) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make earnings statements satisfying the provisions of Section 11(a) of the Securities Act generally available to the Holder no later than 45 days after the end of any twelve-month period (or 90 days, if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an underwritten public offering, or (ii) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said twelve-month periods;

     (h) use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange or quotation system on which similar securities issued by the Company are listed or traded;

     (i) give notice to the Holder:

         (i) when such Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

         (ii) of any request by the SEC for amendments or supplements to such Registration Statement or the prospectus included therein or for additional information;

         (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose;

         (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

           (v) of the happening of any event that requires the Company to make changes in such Registration Statement or the prospectus in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made);

     (j) use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of such Registration Statement at the earliest possible time;

     (k) furnish upon request to the Holder, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those, if any, incorporated by reference);

     (l) upon the occurrence of any event contemplated by Section 2.4(i)(v) above, promptly prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holder, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holder in accordance with Section 2.4(i)(v) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holder shall suspend use of such prospectus and use its reasonable best efforts to return to the Company all copies of such prospectus (at the Company's expense) other than permanent file copies then in the Holder's possession, and the period of effectiveness of such Registration Statement provided for above shall be extended by the number of days from and including the date of the giving of such notice to the date the Holder shall have received such amended or supplemented prospectus pursuant to this Section 2.4(l);

     (m) make reasonably available for inspection by the representatives of the Holders, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by such representative or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all relevant information reasonably requested by such representative or any such underwriter, attorney, accountant or agent in connection with the registration;

     (n) in connection with any underwritten offering of Registrable Securities, make appropriate senior executives of the Company available to the selling security holders for meetings with prospective purchasers of the Registrable Securities and prepare and present to potential investors customary "road show" material in each case in accordance with the recommendations of the underwriters and in all respects in a manner consistent with other new issuances of securities in an offering of a similar size to such offering of the Registrable Securities; and

     (o) use reasonable efforts to procure the cooperation of the Company's transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holder or the underwriters.

     2.5 Information From Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

     2.6 Expenses of Registration. All expenses other than Selling Expenses incurred in connection with registrations, filings or qualifications pursuant to Sections 2.1 and 2.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Company. All Selling Expenses incurred in connection with any registration hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered.

     2.7  Indemnification.

     (a) The Company shall indemnify and hold harmless the Holder, the Holder's directors and officers, each person who participates in the offering of such Registrable Securities, including underwriters (as defined in the Securities
Act), and each person, if any, who controls the Holder or participating person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Holder, the Holder's directors and officers, such participating person or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Holder, the
--------  -------
Holder's directors and officers, participating person or controlling person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder, the Holder's directors and officers, participating person or controlling person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any the Holder, the Holder's directors and officers, participating person or controlling person, and shall survive the transfer of such securities by the Holder.

     (b) The Holder shall indemnify and hold harmless the Company, each of its directors and officers, each person, if any, who controls the Company within the meaning of the Securities

Act, and each agent and any underwriter for the Company (within the meaning of the Securities Act) against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, controlling person, agent or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of the Holder expressly for use in connection with such registration; and the Holder shall reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the liability of the Holder hereunder shall be
        --------  -------
limited to the aggregate net proceeds received by the Holder in connection with any such registration under the Securities Act.

     (c) If the indemnification provided for in this Section 2.7 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided that in no event shall the Holder be required to contribute an amount that exceeds the aggregate net proceeds received by the Holder in connection with any such registration under the Securities Act. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

     (d) The parties hereto agree that it would not be just and equitable if contribution pursuant to Section 2.7(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     (e) Any Person entitled to indemnification hereunder (the "Indemnified
                                                                -----------
Party") agrees to give prompt written notice to the indemnifying party (the
-----
"Indemnifying Party") after the receipt by the Indemnified Party of any written
 ------------------
notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, that the
                                                            --------
failure so to notify the Indemnified Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnifying Party hereunder unless such failure is materially prejudicial to the Indemnifying Party. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action, or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that either (A) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (B) there are one or more legal defenses available to it which are substantially different from or additional to those available to the Indemnifying Party. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld.

     (f) The agreements contained in this Section 2.7 shall survive the transfer of the Registered Securities by the Holder and sale of all the Registrable Securities pursuant to any registration statement and shall remain in full force and effect, regardless of any investigation made by or on behalf of the Holder or such director, officer or participating or controlling Person.

     2.8 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holder the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, for so long as the Investor or the Holder Affiliates hold at least 1% of the aggregate number of shares of Common Stock issued pursuant to the Purchase Agreement and the Warrant, the Company agrees to:

     (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times while the Company is a reporting issuer under the Exchange Act;

     (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

     (c) (i) furnish to the Holder upon request, so long as the Holder owns any Registrable Securities, a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act (at all times it remains subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3,
(ii) make available to the Holder a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) furnish to the Holder upon request such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

     2.9 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to Sections 2.1 and 2.2 hereof may be assigned by a Holder to a transferee or assignee of such securities that is a subsidiary of the Investor or the ultimate parent of the Investor or any other subsidiary of such parent (a "Holder Affiliate"). The right to cause the Company
                              ----------------
to register Registrable Securities under Section 2.2 hereof may be assigned by the Holder to one or more transferees who are not Holder Affiliates and that after such assignment or transfer, hold at least that number of shares of Registrable Securities equal to 1% of the outstanding capital stock of the Company (as measured at the time of such transfer); provided that (a) the
                                                    --------
Company shall, within a reasonable time after such transfer, be furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and (b) such transferee or assignee shall agree in writing to be bound by and subject to the terms and conditions of Section 2 of this Agreement. The rights to cause the Company to register Registrable Securities pursuant to Section 2.1 may be assigned by the Investor in connection with the sale or transfer of its Common Stock pursuant to and in accordance with Section 9(a)(i), (iv), (v) or
(vi).

     2.10 Selection of Managing Underwriters. In the event the Holder has requested an underwritten offering, the underwriter or underwriters shall be a nationally recognized firm selected by the Holders of a majority of the Registrable Securities and shall be reasonably satisfactory to the Company, which approval shall not be unreasonably withheld or delayed.

     2.11 Limitations on Registration of Other Securities; Representation. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are more favorable taken as a whole than the registration rights granted to the Holder hereunder unless the Company shall also give such rights to the Holder hereunder.

     2.12 No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities, which is inconsistent in any material respects with the rights granted to the Holder in this Agreement.

     2.13 Market Standoff. From the effective date of a registration statement for a public offering of the Company's securities pursuant to a registration statement under the Securities Act until 90 days after such effective date (including Registration Statements filed pursuant to Sections 2.1 or 2.2), the Investor hereby agrees not to, directly or indirectly, sell, offer to sell, contract to sell (including, without limitation, any short sale), loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration with respect to such offering) to the extent requested by the Company and its underwriter, provided
(i) that the Investor shall not be bound by this restriction to the extent that the Company has a similar market stand-off contractual right with other parties and does not enforce such right, and (ii) that the Investor shall be required to comply with this restriction only if all directors and officers of the Company agree to similar restrictions. The Investor agrees that, if so requested, the Investor will execute an agreement with the managing underwriter of such offering containing terms which are materially consistent with the provisions of this section.

3. Pre-Emptive Rights. Until the occurrence of a Termination Event, and subject to the terms and conditions specified in this Section 3, the Investor shall be entitled to a pre-emptive right with respect to future sales by the Company of its Shares (as defined below). Each time the Company proposes to offer any shares of any class of its capital stock ("Shares"), the Company shall
                                                     ------
notify the Investor in accordance with the following provisions:

            (i)   The Company shall deliver a notice in accordance with Section
     11.5 ("Notice") to the Investor stating (A) its bona fide intention to
            ------
     offer such Shares, (B) the number of such Shares to be offered, and (C) the price and terms upon which it proposes to offer such Shares.

            (ii) By written notification received by the Company, within 20 calendar days after receipt of the Notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock issued and held by the Investor and the Holder Affiliates bears to the total number of shares of Common Stock then outstanding.

            (iii) If all Shares that the Investor is entitled to obtain pursuant to subsection 3(ii) are not elected to be obtained as provided in subsection 3(ii) hereof, the Company may, during the 120 day period following the expiration of the period provided in subsection 3(ii) hereof, offer the remaining unsubscribed portion of such Shares either: (A) in a private offering to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice, or (B) pursuant to a registered offering. If the Company does not enter into an agreement for the issue and sale of the Shares within such period, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investor in accordance herewith.

            (iv) The pre-emptive rights granted pursuant to this Section 3 shall not be applicable to issuances of Excluded Securities.

            (v) In no event may shares of Common Stock be purchased pursuant to this Section 3 (A) until the completion of the transaction resulting in the pre-emptive rights and (B) to the extent that the aggregate number of shares of Common Stock issued to the Investor pursuant to (1) the Purchase Agreement, (2) exercises of the Warrant and (3) exercises of the pre-emptive rights granted pursuant to this Section 3 would exceed 31,901,467 shares (or such number as adjusted for any stock splits, stock dividends, combinations, subdivisions or reclassifications of Common Stock or other like events occurring after the date hereof).

            (vi) Notwithstanding anything to the contrary in this Section 3, the obligation of the Company to issue shares of Common Stock upon any exercise of rights under this

   Section 3 is subject to the condition that all waiting periods, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") applicable to such issuance of shares upon such exercise shall have expired or been terminated, and all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any governmental authority, if any, required in connection with such issuance of shares hereunder upon such exercise, the failure of which to have been obtained or made would have the effect of making the issuance of such shares illegal, shall have been obtained or made and the Company and Investor shall use their reasonable best efforts to obtain or make such consents, filings or other matters as soon as reasonably practicable.

        (vii) The pre-emptive rights granted pursuant to this Section 3 shall terminate and be of no further force and effect upon the occurrence of a Termination Event. In addition, the pre-emptive rights granted pursuant to this Section 3 may not be assigned by the Investor.

4. Composition of the Company Board. Effective as of the Closing, the Company, through its Company Board, shall cause to be duly appointed to the Company Board one individual designated prior to the Closing by the Investor (the "Investor
                                                                     --------
Director"), which individual shall be Ari Lehtoranta, to serve until the
--------
Company's next annual meeting of stockholders. Thereafter, at each election of directors at which the term of the Investor Director will expire, the Company Board shall recommend for election to the Company Board one nominee, and shall use best reasonable efforts to solicit proxies in favor of such nominee consistent with the efforts used to solicit proxies for the other Company Board nominees, which nominee of the Investor will be designated by the Investor and who shall be reasonably acceptable to the Company. Upon the occurrence of a Termination Event, the Investor shall cause the individual it nominated to the Company Board to resign from the Company Board as soon as practicable and the rights granted pursuant to this Section 4 shall terminate. The rights granted pursuant to this Section 4 may not be assigned by the Investor.

5. Information Rights. Until the occurrence of a Termination Event, the member of the Company Board nominated by the Investor pursuant to Section 4 shall be entitled to receive the same information provided to the other members of the Company Board in their capacity as Company Board members subject to the Company Board conflict of interest policy in effect at the time. For so long as a Termination Event has not occurred, the Company shall afford the Investor the same information rights it affords significant stockholders of the Company, which currently includes a quarterly presentation on the Company's business. The rights provided in this Section 5 may not be assigned by the Investor and shall terminate and be null and void and of no further force and effect upon the occurrence of a Termination Event.

6. Voting Shares of Common Stock. With respect to all matters submitted to a vote of holders of Common Stock: (i) the Investor and its Affiliates shall be entitled to vote up to 17,723,297 shares of Common Stock (or such number as adjusted for any stock splits, stock dividends, combinations, subdivisions or reclassifications of Common Stock or other like events occurring after the date hereof) (the "Investor Voted Shares") at their discretion; and (ii) the Investor
              ---------------------
shall take such action as may be required so that all Voting Stock beneficially owned by the Investor, any Investor Controlled Person, any Holder Affiliate or any Affiliate of the Investor to whom shares of Common Stock acquired pursuant to the Purchase Agreement, the Warrant or this Agreement are transferred pursuant to Section 9(a)(vi) (such Investor, such Investor Controlled Persons, such Holder Affiliates and such Affiliates being the "Voting Parties") in excess of the Investor Voted Shares are voted for or
     --------------
cast or cause to be voted for or cast in the same manner and proportion as the votes cast by the holders of the Voting Stock other than the Voting Parties. Notwithstanding clause (ii) above, the Investor and its Affiliates shall not be limited or restricted in voting any shares of Voting Stock and shall not be subject to any voting obligation with respect to any shares of Voting Stock in respect of the election of the Investor Director to the Company Board.

         With respect to matters in clause (ii) of the foregoing paragraph, the Investor further agrees: (i) as the holder of shares of Voting Stock, the Investor shall be present, in person or by proxy (and shall cause any Voting Parties beneficially owning Voting Stock to be so present) at all meetings of stockholders of the Company so that all shares of Voting Stock beneficially owned by it or any of the Voting Parties (other than the Investor Voted Shares) may be counted for purposes of determining the presence of a quorum at such meetings; and (ii) not to exercise (and to cause any Voting Party not to exercise) dissenter's rights, if any, that it may have with respect to shares of Company Common Stock (other than the Investor Voted Shares) under applicable law in connection with any merger, consolidation or other reorganization which is approved by the Company Board.

7. Change of Control Notice. Until the occurrence of a Termination Event, if the Company desires to enter into an exclusivity agreement or a definitive acquisition agreement in connection with a contemplated Change of Control Transaction, the Company shall provide written notice (a "Change of Control
                                                          -----------------
Notice") to the Investor at least five Business Days prior to entering into an
------
exclusivity agreement in connection with or a definitive acquisition agreement providing for such contemplated Change of Control Transaction. After receipt of any Change of Control Notice, the Investor may provide a list of at least seven Persons, each of which the Investor in good faith deems to be capable of completing an acquisition of the Company. Within two business days of the Company's receipt of such list, the Company will specify whether or not the Person proposing the contemplated Change of Control Transaction is, or is an Affiliate of, one of the Persons set forth on such list. The rights provided in this Section 7 may not be assigned by the Investor and shall terminate and be null and void and of no further force and effect upon the occurrence of a Termination Event.

8.       Standstill.

         (a) Except for purchases of shares permitted by Section 3 and 8 of this Agreement and its exercise of rights pursuant to Section 6, the Investor agrees that during the Standstill Period, the Investor will not, and the Investor will not permit any Affiliate to, and the Investor will not act in concert with or permit any Affiliate to act in concert with any Person to:

               (i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any securities or direct or indirect rights to acquire any securities of the Company or any Subsidiary thereof, or of any successor to or person in control of the Company, or any assets of the Company or any division thereof or of any such successor or controlling person; provided, however, that the
                                               --------  -------
         foregoing restrictions shall not apply to any acquisition or proposed acquisition of securities by way of stock dividends, stock reclassifications or other similar distributions on a pro rata basis to holders of securities generally; and provided further
                                                                -------- -------
         that no Person shall be deemed to have violated the foregoing restrictions by virtue of (and only to the extent of) any increase in the number of shares of Common Stock beneficially owned by such Person if such increase is the result of such Person being acquired by or merged with a Person (who is not an Affiliate of the Investor) (an "Acquiring Person") who beneficially owns any shares of Common Stock at
          ----------------
         the time of such acquisition or merger if the Acquiring Person or the resulting or surviving entity of such merger or acquisition agrees in writing to be bound by the terms and conditions of this Agreement applicable to the Investor;

               (ii) seek or propose to influence or control the management or policies of the Company, make or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are used in the rules of the SEC) with respect to any Voting Stock, or seek to advise or influence any Person with respect to the voting of any Voting Stock (other than as expressly provided in Section 6 of this Agreement) or deposit any Voting Stock in a voting trust or, except as otherwise provided or contemplated in this Agreement, subject any Voting Stock to any arrangement or agreement with any Person with respect to the voting of such Voting Stock;

               (iii) make any public announcement with respect to, or submit a proposal for or offer of (with or without conditions), any merger, recapitalization, reorganization, business combination or other extraordinary transaction involving the Company or any Subsidiary thereof or any of their securities or assets;

               (iv) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing, or otherwise form, join or in any way engage in discussions relating to the formation of, or participate in, a 13D Group, in connection with any of the foregoing; or

               (v) request the Company or any of its representatives, directly or indirectly, to amend or waive any provision of this Section 8 (including this sentence);

provided, however, that: (w) none of the foregoing shall prevent, restrict,
--------  -------
encumber or in any way limit the exercise of the fiduciary rights and obligations of the Investor Director as a director or his ability to vote on matters, influence management or the other directors or otherwise to act in his capacity as a director; (x) none of the foregoing shall prevent any Person (i) from selling or voting its Common Stock in compliance with Section 6 or Section 9 of this Agreement, (ii) from exercising the Warrant (as defined in the Purchase Agreement), (iii) from purchasing shares of Common Stock in accordance with Section 8(b) or (c) hereof, or (iv) from soliciting, offering, seeking to effect and negotiating with any Person with respect to transfers of shares of Common Stock otherwise permitted by Section 9; or (y) in the event that the Company has delivered a Change of Control Notice to the Investor, the Investor shall be permitted to confidentially propose to the Board of Directors of the Company a proposal or offer by the Investor regarding a Change of Control Transaction, provided that such proposal or offer would not reasonably be required to be publicly disclosed by the Investor or any Affiliate thereof (on a Schedule 13D or otherwise), the Company or otherwise.

         (b)   (i)   Notwithstanding anything to the contrary in Section 8(a),
until the occurrence of a Termination Event, the Investor shall have the right to purchase shares of Common Stock in the open market in accordance with this
Section 8(b) if the Investor's percentage ownership interest of the outstanding shares of Common Stock is reduced as a result of (x) any issuance of shares of Common Stock in exchange for the 5% convertible notes due April 1, 2007 (the "Notes") of the Company ("Exchange Dilution") or (y) any issuance of shares of
 -----                    -----------------
Common Stock upon the exercise or conversion of any other securities of the Company issued in exchange for the Notes ("Conversion Dilution").
                                           -------------------

               (ii)  In the event of Exchange Dilution, the Investor shall have the right for 30 days (the "Exchange Purchase Period") following the
                                 ------------------------
issuance of Common Stock in connection with the Exchange Dilution to purchase shares of Common Stock in the open market to increase the number of shares of Common Stock owned by the Investor and the Holder Affiliates up to the number equal to the product determined by multiplying the percentage ownership interest of the Investor and the Holder Affiliates of the outstanding Common Stock of the Company immediately prior to the event that gave rise to the Exchange Dilution by the number of shares of Common Stock of the Company outstanding immediately after the event that gave rise to the Exchange Dilution.

               (iii) In the event of Conversion Dilution, within 20 days after the end of each quarter, commencing on June 30, 2002, the Company shall provide the Investor with a written notice (with reasonable detail) of the number of shares of Common Stock issued in connection with Conversion Dilution and the Investor shall have the right for 30 days (the "Conversion Purchase Period")
                                                --------------------------
after receipt of such notice to purchase shares of Common Stock in the open market to increase the number of shares of Common Stock owned by the Investor and the Holder Affiliates up to the number equal to the product determined by multiplying the percentage ownership interest of the Investor and the Holder Affiliates of the outstanding Common Stock of the Company immediately prior to the event that gave rise to the Conversion Dilution by the number of shares of Common Stock of the Company outstanding immediately after the event that gave rise to the Conversion Dilution.

         (c) Notwithstanding anything to the contrary in Section 8(a), until the occurrence of a Termination Event, the Investor shall have the right to purchase shares of Common Stock in the open market in accordance with this
Section 8(c) if the number of shares of Common Stock issuable to the Investor upon any exercise of the pre-emptive rights granted pursuant to Section 3 of this Agreement shall be limited by operation of Section 3(v) of this Agreement (a "Pre-Emptive Right Limit"). In the event of the occurrence of a Pre-Emptive
    -----------------------
Right Limit, the Investor shall have the right for 30 days (the "Pre-Emptive
                                                                 -----------
Right Purchase Period") following the completion of the transaction that
---------------------
resulted in such Pre-Emptive Right Limit to purchase in the open market the number of shares of Common Stock that the Investor was not otherwise permitted to purchase as a result of the application of Section 3(v).

         (d) In the event that an Exchange Purchase Period, a Conversion Purchase Period or a Pre-Emptive Right Purchase Period occurs during a black out period as defined by the Company's insider trading policy, the Exchange Purchase Period, the Conversion Purchase Period or the Pre-Emptive Right Purchase Period shall be extended such that in no event shall the Investor have less than 30 days to make open market purchases pursuant to Section 8(b) or 8(c).

         (e) The rights granted pursuant to Section 8(b) and 8(c) may not be assigned by the Investor and shall terminate and be null and void and of no further force and effect upon the occurrence of a Termination Event.

9.       Transfer Restrictions.

         (a) The Investor and its Affiliates may not make or solicit any Sale of any of the shares of Common Stock acquired by the Investor and its Affiliates pursuant to the Purchase Agreement or the exercise of the Warrant or any other shares of Common Stock acquired by the Investor thereafter (collectively, the "Investor Stock"); provided that the Investor may make or solicit a Sale:
 --------------    --------

               (i) to the Company or any person or entity approved by the Company;

               (ii) pursuant to a bona fide public offering registered under the Securities Act;

               (iii) in compliance with Rule 144 under the Securities Act;

               (iv) to any Person who, after the proposed Sale, will own stock of the Company representing less than 2% of the total voting power of the Company (or, after the occurrence of a Termination Event, less than 5% of the total voting power of the Company) and would be permitted under Rule 13d-1(b) of the Exchange Act to report its ownership of the Common Stock on Schedule 13G if such investor was required to report its ownership of the Common Stock under Rule 13d-1(a) of the Exchange Act;

               (v) pursuant to a transaction approved by the Company's Board of Directors; or

               (vi)  to Affiliates.

         (b) No Sale of Investor Stock to an Affiliate shall be effective (i) unless and until such Affiliate shall have executed a written agreement agreeing to be bound by the terms of this Agreement, including, without limitation,
Section 6 and 8(a) (and which agreement shall provide that the Company shall be an express third-party beneficiary) or (ii) if a purpose or effect of such transfer shall have been to circumvent the provisions of this Section 9. The Investor shall remain responsible for the performance of this Agreement by each Affiliate of the Investor to which Investor Stock is transferred. If any Affiliate to which Investor Stock is transferred pursuant to Section 9 ceases to be a Affiliate of the Investor from which or whom it acquired such Common Stock pursuant to such provision, such Person shall reconvey such Common Stock to the Investor immediately before such Person ceases to be a Affiliate of the Investor so long as such Person knows of its upcoming change of status immediately prior thereto. If such change of status is not known until after its occurrence, the former Affiliate shall make such transfer to the Investor as soon as practicable after the former Affiliate receives notice thereof. The Investor agrees that it will not Sell its interest in any Affiliate to which it has transferred Investor Stock unless prior thereto the Investor Stock held by such entity is transferred to the Investor or to one or more Affiliates.

      (c) Any attempt not in compliance with this Agreement to make any Sale of any shares of Common Stock shall be null and void and of no force and effect, the purported transferee shall have no rights or privileges in or with respect to the Company, and the Company shall not give any effect in the Company's stock records to such attempted Sale. Furthermore, the Investor and the other parties engaging or attempting to engage in such Sale shall indemnify and hold harmless the Company from all losses that the Company may incur (including, without limitation, incremental tax liability and lawyers' fees and expenses) in enforcing the provisions of this Agreement.

10.   Additional Agreements.

      (a)   Reservation of Common Stock. The Company will at all times reserve
            ---------------------------
and keep available, solely for issuance and delivery upon the exercise of the Warrant, all Common Stock issuable from time to time upon such exercise.

      (b)   Amendment to Rights Agreement. The Company shall irrevocably amend,
            -----------------------------
and the Company Board shall take all necessary action to irrevocably amend, the Rights Agreement, dated as of June 12, 2001 (as may be amended or supplemented from time to time, the "Company Rights Agreement"), between the Company and US
                        ------------------------
Stock Transfer Corporation, as rights agent so that none of the execution or delivery of this Agreement or the Purchase Agreement, the consummation of the transactions contemplated by the Purchase Agreement, the purchase of Shares pursuant to the terms and conditions of Purchase Agreement or upon exercise of the Warrant pursuant to the terms and conditions of the Warrant or as permitted pursuant to Sections 3, 8(b) and 8(c) of this Agreement will result in the Rights (as defined in the Company Rights Agreement) becoming evidenced by, and transferable pursuant to, certificates separate from the certificates representing shares of Common Stock or otherwise becoming triggered in any respect.

      (c) The Company and the Investor will cooperate in making or seeking to obtain, and will use their respective reasonable best efforts to make or obtain as soon as reasonably practicable, any filings or declarations with, or consents, approvals or authorizations of, any governmental authorities that may be required in connection with any exercise of rights granted to the Company or the Investor pursuant to this Agreement.

11.   Miscellaneous.

      11.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

      11.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

      11.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      11.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

      11.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by confirmed facsimile transmission, nationally recognized overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten 10 days' advance written notice to the other parties.

      11.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

      11.7 Entire Agreement: Amendments and Waivers. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities. Any amendment or waiver of Section 2 of this Agreement effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities, and the Company. Any amendment or waiver of all other sections of this Agreement may only be effected in a writing signed by the Company and the Investor.

      11.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          IN WITNESS WHEREOF, the parties have executed this Investor's Rights Agreement as of the date first above written.

COMPANY                                REDBACK NETWORKS INC.


                                       BY: /s/ KEVIN DENUCCIO
                                           ------------------
                                       Name:  Kevin DeNuccio
                                       Title: President and CEO
                                       Address: 300 Holger Way
                                                San Jose, California 95134


INVESTOR                               NOKIA FINANCE INTERNATIONAL BV


                                       BY: /s/ JORGEN SMIDT
                                           ----------------
                                       Name:  Jorgen Smidt
                                       Title: Attorney-in-Fact
                                       Address: 6000 Connection Drive,
                                                Irving, Texas 75039

                                       With copies to
                                       Nokia Corporation
                                       P.O. Box 226
                                       FIN-00045
                                       NOKIA GROUP
                                       Keilalahdentie 4
                                       FIN-02150
                                       Espoo, Finland
                                       Attn: Ursula Ranin, Vice President,
                                       General Counsel

                                       and

                                       Nokia Inc.
                                       6000 Connection Drive
                                       Irving, Texas 75039 USA
                                       Attn: Richard W. Stimson, Vice President,
                                       Legal Services